UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2007
LAMAR ADVERTISING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30242 (Commission File Number)	72-1449411 (IRS Employer Identification No.)
5551 Corporate Blvd.
Baton, Rouge 70808
(Address of Principal Executive Offices) (Zip Code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation
On March 15, 2007, the Compensation Committee set the base salaries and approved performance-based cash and equity bonus programs for the Company’s executive officers for fiscal 2007.
Under these bonus programs, each of the Company’s executive officers has an opportunity to earn a cash bonus and an award of unrestricted shares of the Company’s Class A Common Stock (the “Common Stock”). The amount of cash bonus and the number of unrestricted shares of Common Stock earned by each executive officer will be determined according to formulas set by the Compensation Committee at the meeting. The formulas are based upon levels of the Company’s pro forma net revenue growth and pro forma EBITDA growth in fiscal 2007 over fiscal 2006. Under the formulas, each executive officer may earn up to a maximum of 200% of his target cash bonus and 100% of his target equity award. Any bonus under these programs will be paid and issued when the Compensation Committee certifies (after the close of fiscal 2007) that the performance criteria have been satisfied.
The following table sets forth the 2007 base salary and target and maximum cash and equity bonuses for each of the Company’s executive officers:

		2007 Target		2007 Target Unrestricted
Executive Officer	2007 Base Salary	Cash Bonus		Stock Grant
Kevin P. Reilly, Jr.
President, Chief Executive Officer and Chairman	$700,000	$400,000	(1)	44,000 shares

Sean E. Reilly
Chief Operating Officer and Vice President	$500,000	$250,000	(2)	44,000 shares

Keith A. Istre
Chief Financial Officer and Treasurer	$450,000	$250,000	(3)	26,000 shares

(1)	Mr. Kevin P. Reilly, Jr. may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $800,000, upon the attainment of certain performance goals under the bonus program.

(2)	Mr. Sean E. Reilly may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of certain performance goals under the bonus program.

(3)	Mr. Keith A. Istre may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of certain performance goals under the bonus program.
Item 8.01 Other Events.
Due to a technical error, the estimated amortization expense related to goodwill and other intangible assets for the years ended December 31, 2007 through December 31, 2011, as reported in the table included in footnote 5 to the notes to Lamar Advertising Company’s consolidated financial statements that were included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC on March 1, 2007, were misstated.

The full text of footnote 5, as corrected, is set forth below.
(5) Goodwill and Other Intangible Assets
The following is a summary of intangible assets at December 31, 2006 and December 31, 2005:

	2006			2005
	Estimated	Gross		Gross
	Life	Carrying	Accumulated	Carrying	Accumulated
	(Year)	Amount	Amortization	Amount	Amortization
Amortizable Intangible Assets:
Customer lists and contracts	7 — 10	$444,167	$380,374	$425,739	$344,125
Non-competition agreements	3 — 15	60,279	55,466	59,618	53,437
Site locations	15	1,262,525	474,151	1,195,581	391,926
Other	5 — 15	13,537	9,667	13,600	8,107

		1,780,508	919,658	1,694,538	797,595
Unamortizable Intangible Assets:
Goodwill		$1,611,341	$253,635	$1,548,685	$253,635
The changes in the gross carrying amount of goodwill for the year ended December 31, 2006 are as follows:

Balance as of December 31, 2005	$1,548,685
Goodwill acquired during the year	62,656
Impairment losses	—

Balance as of December 31, 2006	$1,611,341

The following is a summary of the estimated amortization expense:

Year ended December 31, 2007	$106,332
Year ended December 31, 2008	99,575
Year ended December 31, 2009	96,672
Year ended December 31, 2010	93,591
Year ended December 31, 2011	91,111
Thereafter	373,569

Total	$860,850

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY
(Registrant)
Date: March 19, 2007	By /s/ Keith Istre
	Name:	Keith Istre
	Title:	Chief Financial Officer